[LOGO OMITTED] CHINA BIOPHARMACEUTICALS HOLDINGS

www.cbioinc.com                                                   Press Release
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FOR IMMEDIATE RELEASE:                 CONTACT:
                                       Chris Peng Mao, CEO
                                       86-10-8525-1616
                                       info@cbioinc.com

                                       Brian Rafferty
                                       212-889-4350
                                       brian.rafferty@taylor-rafferty.com

        China Biopharmaceuticals Announces Termination of Agreement with
                             Hengyi Pharmaceuticals

BEIJING, China, September 1, 2006 -- China Biopharmaceuticals Holdings, Inc. (OTC BB: CHBP), a leading Chinese pharmaceutical company focused on the development, manufacturing and distribution of innovative drugs in China, today announced that CHBP and the shareholders of Suzhou Hengyi Pharmaceuticals of Feedstock Co., Ltd. ("Hengyi") have agreed to rescind and terminate the agreement under which CHBP acquired 75.8 % of the ownership interest of Hengyi. The consideration of 1,200,000 shares of CHBP's common stock and the additional capital contribution of $620,000 will be returned to CHBP and CHBP will have no further obligations to Hengyi or its shareholders. The 75.8% ownership interest of Hengyi will be returned to its shareholders, and Hengyi will no longer be a subsidiary of CHBP.

Chris Mao, CHBP CEO stated, "Based on our evaluation of Hengyi's performance, we have determined that Hengyi does not fit into our future growth strategy. We have negotiated a successful exit out of Hengyi's line of raw material products due to low profit margins and limited complementarity to our expanded drug manufacturing activities. This disposal improves our asset quality and will have a positive impact on our earnings. This will also make room for future acquisitions in the field of raw materials and intermediaries with superior product lines and more complementary products for our recently updated and expanded downstream manufacture operations. We will continue to improve the quality of our operating assets. We will use the returned considerations for other acquisitions and internal capital needs. We will continue to make appropriate efforts to enhance shareholder value."



About China Biopharmaceuticals Holdings
China Biopharmaceutical Holdings, Inc (CHBP) is a research driven pharmaceutical company dedicated to the discovery, development, manufacturing and marketing of small and large molecule pharmaceutical products, including medicines, vaccines, and active pharmaceutical ingredients for various categories of diseases.


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CHBP is a US public company with operating subsidiaries and senior management based in China.

For further information, please visit our website at www.cbioinc.com.

Safe Harbor Statement
The statements contained herein that are not historical facts are "forward looking statements" within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by, among other things, the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," or "anticipates" or the negative thereof or other
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potential growth of the markets are examples of such forward-looking statements.
The forward-looking statements include risks and uncertainties, including but not limited to, general economic conditions and regulatory developments, not within our control. The factors discussed herein and expressed from time to time in our filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed or implied by such statements. The forward looking statements are made only as of the date of this filing, and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

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